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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 14, 1996


                             SYNBIOTICS CORPORATION
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER 0-11303


             CALIFORNIA                                95-3737816
      (State or other jurisdiction                 (I.R.S. Employer
            of incorporation )                    Identification No.)


         11011 VIA FRONTERA
        SAN DIEGO, CALIFORNIA                            92127
(Address of principal executive offices)              (Zip Code)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (619) 451-3771



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ITEM 5.  OTHER EVENTS
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On May 14, 1996 the Company entered into a non-binding letter of intent for
Synbiotics to acquire International Canine Genetics, Inc. (ICG).

In the intended transaction, Synbiotics will acquire the assets of ICG in a tax free exchange for the issuance of 1,400,000 shares of Synbiotics Common Stock. The number of shares is subject to adjustment if the market price per share of Synbiotics' stock is above $3.50 per share or below $2.50 per share at the closing. All of ICG's outstanding warrants and stock options will similarly be replaced by or converted into warrants and options to acquire shares of Synbiotics Common Stock. Additionally, S.R. One, Limited, ICG's largest shareholder, will purchase $1,000,000 of newly issued Synbiotics Common Stock at the closing. The transaction is subject to due diligence, execution of a definitive acquisition agreement, SEC review and Board of Director and shareholder approval of both companies.

ICG, based in Malvern, PA, is a publicly held company which manufactures and markets canine reproduction diagnostic products and services, PennHIP(R) (a diagnostic test for canine hip dysplasia), nutritional supplements and a line of coat and skin care products to breeders and owners of purebred dogs and their veterinarians. Recently, ICG began marketing the first at-home diagnostic ovulation test for dogs in the U.S. and announced a sponsored research agreement with New York University, New Jersey Medical School and Cornell University for the co-development of a diagnostic product for early canine pregnancy detection. Paul A. Rosinack, ICG's current President and CEO, will become a vice president of Synbiotics and remain President of ICG's operation.

On May 20, 1996 the Company announced the appointment of Kenneth M. Cohen, a leading pharmaceutical and biotechnology executive, to the position of Chief Executive Officer and Director. Cohen succeeds Robert L. Widerkehr, who will remain as President, Chief Operating Officer and Director and will focus on the day-to-day operations of Synbiotics' animal health business. Mr. Cohen was most recently Executive Vice President and Chief Operating Officer for Canji, Inc., a leading gene-therapy company, until its acquisition by Schering-Plough Corporation in February 1996.

Prior to joining Canji, Mr. Cohen was Vice President of Business Affairs for Argus Pharmaceuticals, Inc., an oncology and infectious disease drug development company founded by The University of Texas M.D. Anderson Cancer Center. At Argus, Mr. Cohen played a major role in moving two drugs into clinical trials, completing an alliance with a top-tier biotechnology company, two successful public offerings and a three-way merger leading to the creation of Aronex Pharmaceuticals. Earlier, he performed similar functions for another biotechnology company, LifeCell Corp.

Prior to working with early-stage companies, Mr. Cohen served in various positions of increasing responsibility during 10 years at Eli Lilly and Co. His experience there included managing the launch of Prozac(R), the world's leading antidepressant. His last position at Lilly was Director of Business Planning for the medical instrument systems division.

Mr. Cohen graduated magna cum laude from Dartmouth College in 1976 with a B.A. in biology and chemistry and in 1978 with an M.B.A. from the Wharton School of the University of Pennsylvania.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SYNBIOTICS CORPORATION


Date:  May 31, 1996                /s/ Michael K. Green
                                   -----------------------------
                                   Michael K. Green
                                   Vice President of Finance and
                                   Chief Financial Officer

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